UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2020 (June 9, 2020)

APOLLO MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, CA 91801
(Address of principal executive offices) (zip code)

(626) 282-0288
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMEH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 8, 2017, Apollo Medical Holdings, Inc. (the "Company") completed a merger (the "Merger") with Network Medical Management, Inc., a California corporation ("NMM"). As a result of the Merger, NMM became a wholly owned subsidiary of the Company and the former NMM shareholders owned more than 80% of the issued and outstanding shares of ApolloMed's common stock post-merger as previously disclosed in the Company’s filings with the Securities and Exchange Commission.

As a condition to the closing of the Merger, all of the former NMM shareholders entered into Lock-Up Agreements with the Company, each dated December 6, 2017 (the "Lock-Up Agreements"). Under the terms of each Lock-Up Agreement, the former NMM shareholders agreed not to, without the prior written consent of the Company and except in limited circumstances, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Company common stock they received from the Merger (the "Covered Securities"), or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Covered Securities. The lock-up restrictions terminate with respect to one-third of the Covered Securities immediately following each of (i) the 18th month anniversary of the effective time of the Merger (the "First Lock Up Period"), (ii) the 30th month anniversary of the effective time of the Merger (the "Second Lock Up Period"), and (iii) the 42nd month anniversary of the effective time of the Merger. Pursuant to certain amendments to the Lock-Up Agreements, the former NMM shareholders agreed to extend the expiration date on the First Lock-Up Period from June 7, 2019 to September 30, 2019, and thereafter, to further extend the expiration date of the First Lock-Up Period from September 30, 2019 to January 31, 2020. The other terms of the Lock-Up Agreements remain unchanged.

The Second Lock Up Period ended on June 9, 2020. As a result, the Company estimates that approximately 9,552,030 shares of the Company’s common stock became eligible for sale on the public market at the open of trading on June 9, 2020, subject to restrictions set forth in the Company’s insider trading policy and under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: June 11, 2020	By:	/s/ Thomas S. Lam, M.D.
	Name: Title:	Thomas S. Lam, M.D. Co-Chief Executive Officer